SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2011
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This current report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K dated February 2, 2011 (the “Original 8-K”) filed by Beazer Homes USA, Inc. (the “Company”), and updates disclosures made under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results from the Company’s 2011 Annual Meeting of Stockholders held on February 2, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“say on pay”) held at the 2011 Annual Meeting, stockholders approved the recommendation of the Company’s Board of Directors (the “Board”) to hold say on pay votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say on pay votes on an annual basis until the next required vote on the frequency of such say on pay votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: April 21, 2011	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel